QuickLinks -- Click here to rapidly navigate through this document

Exhibit 99(a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
for
TENDER OF SHARES OF COMMON STOCK
of
MECHANICAL DYNAMICS, INC.
to
MSC ACQUISITION II CORP.
a wholly owned subsidiary
of
MSC.SOFTWARE CORPORATION

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,
ON APRIL 18, 2002, UNLESS THE OFFER IS EXTENDED.

        As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent to it must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") representing shares (the "Shares") of common stock, no par value, of Mechanical Dynamics, Inc., a Michigan corporation ("Mechanical Dynamics"), are not immediately available; (ii) time will not permit all required documents to reach Computershare Trust Company, Inc., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase), or (iii) the procedures for book-entry transfer for all required documents cannot be completed on a timely basis. This form may be delivered by hand to the Depositary or transmitted by facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in the Offer to Purchase). See Section 3 of the Offer to Purchase.

THE DEPOSITARY FOR THE OFFER IS:

COMPUTERSHARE TRUST COMPANY, INC.

By Mail: P.O. Box 1596 Denver, CO 80201-1596	By Hand: 350 Indiana Street, Suite 800 Golden, CO 80401	By Overnight Delivery: 350 Indiana Street, Suite 800 Golden, CO 80401

BY FACSIMILE:
(For Eligible Institutions Only)
(303) 262-0606

CONFIRMATION RECEIPT OF FACSIMILE BY TELEPHONE:
(303) 262-0600 ext. 4732

        DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tenders to MSC Acquisition II Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of MSC.Software Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated March 22, 2002 (the "Offer to Purchase") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Name(s) of Record Holder(s)
Please Print
Address:

Day time Area Code and Tel. No.

Signature(s)

Number of Shares
Certificate Nos. (if available)

(Check box if Shares will be tendered by book-entry transfer) ☐
Account Number at Book Entry Transfer Facility

Dated:

1

GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a firm that is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within three Nasdaq National Market trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Address

Area Code and Tel. No.

Authorized Signature
Name
Please Type or Print
Title
Dated:
NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

2

QuickLinks

NOTICE OF GUARANTEED DELIVERY for TENDER OF SHARES OF COMMON STOCK of MECHANICAL DYNAMICS, INC. to MSC ACQUISITION II CORP. a wholly owned subsidiary of MSC.SOFTWARE CORPORATION
THE DEPOSITARY FOR THE OFFER IS: COMPUTERSHARE TRUST COMPANY, INC.
GUARANTEE (Not to be used for signature guarantee)